THE LESHNER CORPORATION

Unaudited Consolidated Balance Sheets as of June 28, 1998 and June 29, 1997 and the Related Unaudited Consolidated Statements of Operations and Earnings Retained in the Business and Cash Flows for the Nine-Month Periods ended June 28, 1998 and June 29, 1997

THE LESHNER CORPORATION AND SUBSIDIARY COMPANY

UNAUDITED CONSOLIDATED BALANCE SHEETS
JUNE 28, 1998 AND JUNE 29, 1997
(Unaudited)
-------------------------------------------------------------------------------

                                                                 LIABILITIES AND
ASSETS                                  1998          1997       STOCKHOLDERS' EQUITY                      1998          1997
                                    ------------  ------------                                         ------------  ------------
CURRENT ASSETS:                                                  CURRENT LIABILITIES:
  Cash                              $    67,882   $   119,503      Current maturities of long-term
  Accounts receivable                15,494,501    17,975,684       obligations                        $30,719,277   $ 4,660,138
  Other receivables                     312,472       231,339      Accounts Payable                      3,456,962     5,638,455
  Refundable federal income tax               -     1,005,788      Accrued Liabilities:
  Inventory                          23,523,945    26,407,770       Salaries, wages and commissions      1,139,062     1,323,153
  Prepaid expenses and other            169,807       339,824       Taxes other than income tax            970,068       799,661
  Deferred income taxes                 892,198       976,774       Income tax                             749,816             -
                                    ------------  ------------      Self insurance                         494,347       680,247
          Total current assets       40,460,805    47,056,682       Interest                               122,048       601,128
                                                                    Other                                  396,117       509,406
PROPERTY, At cost:                                                                                     ------------  ------------
  Land and land improvements            721,524       710,548           Total current liabilities       38,047,697    14,212,188
  Buildings and bldg. improvements   10,625,791    10,153,891                                          ------------  ------------
  Machinery and equipment            36,016,597    34,892,699
  Furniture and fixtures              2,026,772     2,192,078    LONG-TERM OBLIGATIONS(less current
  Construction in progress                6,283       393,301     maturities):
                                    ------------  ------------    Debt                                  11,170,043    44,202,485
          Total                      49,396,967    48,342,517     Notes payable to stockholders and
  Less accumulated depreciation and                                other related parties                 2,592,130     2,785,041
   amortization                     (22,337,502)  (19,172,706)    Deferred income taxes                  1,472,942     1,837,049
                                    ------------  ------------                                         ------------  ------------
          Property, net              27,059,465    29,169,811           Total long-term obligations     15,235,115    48,824,575
                                    ------------  ------------

OTHER ASSETS:                                                    STOCKHOLDERS' EQUITY
  Cash surrender value of life                                     Capital stock - common                  600,000       600,000
   insurance                            553,519       493,995      Paid-in capital in excess of
  Intangible assets, net                508,322       558,234       stated value                           104,344       104,344
  Deferred pension expense              689,369       734,063      Earnings retained in business        15,284,324    14,271,678
                                    ------------  ------------                                         ------------  ------------
          Total other assets          1,751,210     1,786,292           Total stockholders' equity      15,988,668    14,976,022
                                    ------------  ------------                                         ------------  ------------
TOTAL                               $69,271,480   $78,012,785    TOTAL                                 $69,271,480   $78,012,785
                                    ============  ============                                         ============  ============

See notes to unaudited consolidated financial statements.

THE LESHNER CORPORATION AND SUBSIDIARY COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND
EARNINGS RETAINED IN THE BUSINESS
FOR THE NINE-MONTH PERIODS ENDED JUNE 28, 1998 AND JUNE 29, 1997
(Unaudited)

                                          Nine Months         Nine Months
                                             Ended               Ended
                                         June 28, 1998       June 29, 1997
                                        ---------------     ---------------
NET SALES                               $  86,234,818       $  75,513,469

COST OF PRODUCTS SOLD                      74,433,882          67,953,093
                                        ---------------     ---------------
GROSS PROFIT                               11,800,936           7,560,376

SELLING AND GENERAL EXPENSES                7,512,349           7,508,603
                                        ---------------     ---------------
INCOME FROM OPERATIONS                      4,288,587              51,773
                                        ---------------     ---------------
OTHER CHARGES (CREDITS):
  Interest expense                          2,959,799           2,691,296
  Interest income                              (1,590)           (115,914)
  Miscellaneous - net                        (413,390)              5,204
                                        ---------------     ---------------
TOTAL OTHER CHARGES, NET                    2,544,819           2,580,586
                                        ---------------     ---------------
EARNINGS (LOSS) BEFORE INCOME TAXES         1,743,768          (2,528,813)

INCOME TAX PROVISION (CREDIT)                 680,068            (986,235)
                                         ---------------     ---------------

NET INCOME (LOSS)                           1,063,700          (1,542,578)

EARNINGS RETAINED IN BUSINESS:
  Beginning of period                      14,220,624          15,814,256
                                        ---------------     ---------------
  End of period                         $  15,284,324       $  14,271,678
                                        ===============     ===============

See notes to unaudited consolidated financial statements.

THE LESHNER CORPORATION AND SUBSIDIARY COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE-MONTH PERIODS ENDED JUNE 28, 1998 AND JUNE 29, 1997
(Unaudited)
-------------------------------------------------------------------------------

                                                                            Nine Months         Nine Months
                                                                               Ended               Ended
                                                                           June 28, 1998       June 29, 1997
                                                                          ---------------     ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                       $   1,063,700       $  (1,542,578)
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
  Depreciation and amortization                                               2,599,355           2,474,448
  Loss (gain) on disposal of property                                             2,574             163,498
  Changes in assets and liabilities:
    Decrease (increase) in accounts receivable                                3,501,064            (884,858)
    Decrease (increase) in refundable federal income tax                        590,265            (115,548)
    Decrease (increase) in inventory                                             33,020          (5,114,749)
    Decrease in prepaid expenses and other assets                               102,804             225,770
    Decrease (increase) in other assets                                         (28,486)             77,146
    Increase (decrease) in accounts payable                                  (1,565,031)          1,680,698
    Increase in accrued liabilities                                           1,030,610             777,582
                                                                          ---------------     ---------------
           Net cash provided by (used in) operating activities                7,329,875          (2,258,591)
                                                                          ---------------     ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                         (645,662)         (4,601,932)
  Proceeds from disposal of fixed assets                                          5,353                   -
  Proceeds from IRB fund                                                              -           4,690,687
                                                                          ---------------     ---------------
           Net cash used in investing activities                               (640,309)             88,755
                                                                          ---------------     ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds (payments) under revolving line of credit agreement           (3,029,273)          5,504,342
  Proceeds from issuance of long-term debt                                      261,191
  Principal payments of long-term debt                                       (3,774,072)         (3,318,378)
  Proceeds from notes payable to stockholders and other related parties               -             206,000
  Principal payments on notes payable to shareholders and other
    related parties                                                            (120,573)           (162,733)
                                                                          ---------------     ---------------
           Net cash provided by (used in) financing activities               (6,662,727)          2,229,231
                                                                          ---------------     ---------------
NET INCREASE IN CASH                                                             26,839              59,395

CASH - Beginning of period                                                       41,043              60,108
                                                                          ---------------     ---------------
CASH - Balance end of period                                              $      67,882       $     119,503
                                                                          ===============     ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash refunds during the period for federal income tax                   $    (573,486)      $    (870,694)
  Cash paid during the period for interest                                    2,600,740           2,187,216
  Property acquired through the issuance of debt and capital leases                   -           1,218,065


See notes to unaudited consolidated financial statements.

THE LESHNER CORPORATION AND SUBSIDIARY COMPANY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CONSOLIDATION - The unaudited consolidated financial statements include the accounts of The Leshner Corporation ("Leshner") and its wholly-owned subsidiary (the "Company"), Opelika Industries, Inc. ("Opelika"). All material intercompany transactions and balances have been eliminated.

     BASIS OF PRESENTATION - The accompanying unaudited consolidated financial statements of The Leshner Corporation and Subsidiary Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Results of operations for the nine months ended June 28, 1998 and June 29, 1997 are not necessarily indicative of results that may be expected for the full year. These unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto in the Company's annual financial statements for the years ended
     September 27, 1997 and September 28, 1996.

2.   INVENTORIES

     Inventories consisted of the following:

                                  June 28,            June 29,
                                    1996                1997
                               -------------        -------------
          Raw materials        $  3,950,016         $  5,992,166
          Work in process         3,379,082            4,403,131
          Finished goods         16,194,847           16,012,473
                               -------------        -------------
               Total           $ 23,523,945         $ 26,407,770
                               =============        =============

     Inventories are valued at the lower of either standard or estimated cost (which approximates cost on a FIFO basis) or market.

3.   SUBSEQUENT EVENT

     Effective July 28, 1998, the Company completed a plan of merger with Pillowtex Corporation whereby all of the Company's outstanding shares of common stock were acquired by a subsidiary of Pillowtex Corporation for approximately $33,500,000.

                                      * * * * *